SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT – December 17, 2004
(Date of earliest event reported)

HONEYWELL INTERNATIONAL INC.
 (Exact name of Registrant as specified in its Charter)

DELAWARE (State or other jurisdiction of incorporation)	1-8974 (Commission File Number)	22-2640650 (I.R.S. Employer Identification Number)

101 COLUMBIA ROAD, P.O. BOX 4000, MORRISTOWN, NEW JERSEY (Address of principal executive offices)		07962-2497 (Zip Code)

Registrant’s telephone number, including area code: (973) 455-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

        ☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        ☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        ☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        ☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 AMENDMENT OF A MATERIAL DEFINITIVE AGREEMENT

        On December 17, 2004, Honeywell International Inc. amended nonqualified deferred compensation plans, equity compensation plans, individual employment agreements, and severance plans and agreements that the Company and its affiliates maintain for the benefit of its directors, executive officers, and certain other employees (collectively “the Plans”). Effective January 1, 2005, the Plans are potentially subject to new restrictions on the timing of elections, the time and form of distributions, the acceleration of benefits, and other matters under section 409A of the Internal Revenue Code, which was enacted on October 22 as part of the American Jobs Creation Act of 2004. The amendment reflects Honeywell’s intent to operate the Plans in accordance with a reasonable interpretation of the new requirements until the Treasury Department and Internal Revenue Service issue interpretive guidance that will permit the Company to adopt more detailed amendments. The amendment also provides that, effective for amounts deferred after January 1, 2005, Honeywell reserves the right to change the rate of interest credited to a participant’s deferred compensation regardless of when the underlying deferral occurred.

        A copy of the amendment is filed as Exhibit 10.1 to this report.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 21, 2004	Honeywell International Inc.

	By:	/s/ Thomas F. Larkins Thomas F. Larkins Vice President, Corporate Secretary and Deputy General Counsel